SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 26, 2002

                                 MEDIFAST, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                      000-23016              13-3714405
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(State or other jurisdiction           (Commission File Number)    (IRS Employer
 of incorporation or organization)                                  Ident. No.)

11445 Cronhill Drive, Owing Mills, Maryland                            21117
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(Address of principal executive offices)                            (Zip Code)

        Registrant's telephone number, including area code (410)-581-8042
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         (Former name or former address, if changed since last report.)

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Item 5.  Other Events



1.) With the approval of the Medifast, Inc. Board of Directors, the Company has purchased on July 26, 2002, Seven Crondall Associates, a Maryland Limited Liability Corporation which owns the assets of the building and grounds of 11445 Cronhill Drive, Owings Mills, Maryland. The building is an FDA approved manufacturing facility currently leased by the Company. Medifast purchased the LLC company for Three Million Four Hundred Thousand Dollars ($3,400,000).

     The Medifast Board of Directors has approved and the Company has entered into a secured term note with Mercantile-Safe Deposit and Trust Company for a new financing package as follows:

         Loan Amount                 Term              Interest Rate
         -----------                 ----              -------------
         $2,850,000                  15 years          LIBOR + 275 bases points
            550,000                  Revolving         Prime Rate

     This loan package will be secured by the building, grounds, equipment, receivables, and inventory owned by Medifast, Inc. and its subsidiaries.

     The purchase of the manufacturing facility and the new revolving credit line gives the Company the necessary financing to fund its growth and business plan while securing its future in a state of the art food and pharmaceutical grade manufacturing facility.

     2.) Mr. Bradley T. MacDonald, Chairman and CEO of Medifast, Inc. has purchased 10,000 shares of Series "C" Preferred Convertible Stock from another shareholder in a private transaction for $10,000.00, or $1.00 per share.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MEDIFAST, INC.

Dated:  July 26, 2002

                                            /s/  Bradley T. MacDonald
                                            ------------------------------------
                                            Bradley T. MacDonald
                                            Chairman and Chief Executive Officer


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